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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of St. Mary Land & Exploration Company of information contained in our reports, as of December 31, 2006, setting forth estimates of revenues from St. Mary Land & Exploration Company's oil and gas reserves. We further consent to the reference to our firm under the heading "Independent Petroleum Engineers" and elsewhere in the Prospectus, which is part of this Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
	By:	/s/ FREDERIC D. SEWELL Frederic D. Sewell, P.E. Chairman and Chief Executive Officer
Dallas, Texas June 14, 2007

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS